As filed with the United States Securities and Exchange Commission on March 9, 2021.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Sandbridge X2 Corp.
(Exact name of registrant as specified in its charter)

Delaware	6770	86-1544667
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

725 5th Ave, 23rd Floor
New York, NY 10022
(212) 292-7870
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ken Suslow, Chief Executive Officer
Sandbridge X2 Corp.
725 5th Ave, 23rd Floor
New York, NY 10022
(212) 292-7870
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Paul D. Tropp, Esq. Emily J. Oldshue, Esq. Ropes & Gray LLP 1211 Avenue of the Americas New York, NY 10036 (212) 596-9000	Frank Lopez, Esq. Jonathan Ko, Esq. Paul Hastings LLP 200 Park Avenue New York, NY 10166 (212) 318-6800

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.   ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☒ 333-253203
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-third of one redeemable warrant(2)	2,300,000 Units	$10.00	$23,000,000	$2,509
Shares of Class A common stock included as part of the Units(3)	2,300,000 Shares	—	—	—(4)
Redeemable warrants included as part of the Units(3)	766,667 Warrants	—	—	—(4)
Class A common stock underlying redeemable warrants(3)	766,667 Shares	$11.50	$8,816,671	$962
Total			$31,816,671	$3,471
(1)	Estimated solely for the purpose of calculating the registration fee.
(2)
Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-253203).

(3)
Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)	No fee pursuant to Rule 457(g).
(5)
The Registrant previously registered securities having a proposed maximum aggregate offering price of $318,166,671 on its Registration Statement on Form S-1, as amended (File No. 333-253203), which was declared effective by the Securities and Exchange Commission on March 9, 2021. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $31,816,671 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed with respect to the registration of 2,300,000 additional units of Sandbridge X2 Corp., a Delaware corporation (the “Registrant”), each consisting of one share of Class A common stock and one-third of one redeemable warrant, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. Each whole warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share, subject to certain adjustments, and only whole warrants are exercisable. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-253203) (the “Prior Registration Statement”), initially filed by the Registrant on February 17, 2021 and declared effective by the Securities and Exchange Commission on March 9, 2021. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Securities and Exchange Commission (the “Commission”) that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of March 10, 2021), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than March 10, 2021.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (SEC File No. 333-253203) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit No.	Description

5.1	Opinion of Ropes & Gray LLP

23.1	Consent of WithumSmith+Brown, PC

23.2	Consent of Ropes & Gray LLP (included in Exhibit 5.1)

24	Power of Attorney (included in signature page to the Registrant’s Prior Registration Statement (File No. 333-253203), filed February 17, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 9th day of March 2021.

SANDBRIDGE X2 CORP.

	By:	/s/ Ken Suslow
Name: Ken Suslow
Title: Chief Executive Officer
Signature	Title	Date

/s/ Ken Suslow	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	March 9, 2021
Ken Suslow

/s/ Richard Henry	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 9, 2021
Richard Henry

/s/ Ramez Toubassy	Director	March 9, 2021
Ramez Toubassy

/s/ Domenico De Sole	Director	March 9, 2021
Domenico De Sole

/s/ Jamie Weinstein	Director	March 9, 2021
Jamie Weinstein